Exhibit 10.3

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

December 1, 2021

SYMBIONT.IO, INC.
COMMON STOCK WARRANT

SYMBIONT.IO, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, LM Funding America Inc., a Delaware corporation and its permitted successors and assigns (the “Holder”), is entitled, subject to the terms set forth in this Common Stock Warrant (this “Warrant”), to purchase from the Company up to 700,000 fully paid and nonassessable shares (the “Shares”) of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a purchase price per share of $3.0642 (as adjusted from time to time as provided herein, the “Exercise Price”).

1.Defined Terms.  For purposes of this Warrant, the following terms shall have the meanings ascribed thereto:

(a)“Amended Certificate” means the Fourth Amended and Restated Certificate of Incorporation (as amended) of the Company in effect as of the date hereof.

(b)“Board” means the board of directors of the Company.

(c)"Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

(d)"Deemed Liquidation Event" has the meaning ascribed to such term in the Amended Certificate, provided that an election made with respect to an event pursuant to clause (x) and/or clause (y) of Subsection 2.3.1 of Section B of Article Fourth of the Amended Certificate shall not result in such event not being deemed to be a “Deemed Liquidation Event” for purposes of this Warrant.

(e)"Exempted Securities" has the meaning ascribed to such term in Subsection 4.4.1 of Section B of Article Fourth of the Amended Certificate.

(f)“Expiration Time” means the earlier to occur 4:00 p.m. Eastern time on December 1, 2026.

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(g) “Note” means that certain Secured Promissory Note and Loan Agreement in the aggregate principal amount of up to $3.0 million, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Holder.

(h)"Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

2.Exercise of Warrant.

(a)This Warrant may be exercised with respect to Shares, in full or in part at any time or from time to time, for Shares until the Expiration Time by the Holder by surrender of this Warrant and the exercise notice annexed hereto as Exhibit A duly executed by such Holder, to the Company at its principal office, accompanied by payment, in cash, wire transfer of immediately available funds in the amount obtained by multiplying (a) the number of Shares designated by the holder in the notice of exercise by (b) the Exercise Price then in effect.  On any partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes and subject to applicable securities laws) may request, providing in the aggregate on the face or faces thereof for the number of shares, or percentage of equity, as applicable, for which such Warrant or Warrants may still be exercised.

(b)Net Exercise.  In lieu of cash exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

Y (A - B)

X =        A

Where

X --	The number of Shares to be issued to the Holder.
Y --	The number of Shares purchasable under this Warrant in respect of which the net exercise election is made pursuant to this Section 2(b).
A --	The fair market value of one Share.
B --	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 2, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the New York Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange or, in the case of an initial public offering of the Company, the “price to the public” set forth in the final registration statement).  If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith and on a reasonable basis by the Board.  In the event of a Deemed Liquidation Event, the fair market value of a Share shall be determined with respect to the value ascribed to a Share in such Deemed Liquidation Event.

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3.No Fractional Shares.  Notwithstanding anything to the contrary contained in this Warrant, no fraction of a share of capital stock of the Company shall be issued upon exercise of this Warrant.  In lieu of receiving from the Company any fraction of a share of capital stock of the Company resulting from the exercise of this Warrant, the Holder shall receive cash in an amount equal to such fraction multiplied by the then fair market value of such share of capital stock as determined by the Board.

4.Delivery of Stock Certificates, etc., on Exercise.  As soon as practicable after the exercise of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) shall cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes and subject to applicable securities laws) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock that the Holder shall be entitled to receive on such exercise, in such denominations as may be requested by the Holder.

5.Covenants as to Common Stock.  The Company covenants that all shares of Common Stock which may be issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, except for such encumbrances as to which the Holder may have otherwise in writing agreed. The Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to permit the exercise of this Warrant in full.

6.Investment Agreements. As a condition to the exercise of this Warrant, the Holder shall execute and deliver to the Company a counterpart signature page to any investors rights’ agreement, voting agreement, right of first refusal and co-sale agreement and/or other similar stockholders’ agreement  then-in effect among the Company and its stockholders, to the extent required in accordance with the terms of such agreement(s).

7.No Stockholder Rights; No Transfer of Warrant.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. This Warrant and all rights hereunder shall not be transferable without the written consent of the Company; provided that the Holder may transfer this Warrant and all rights hereunder to an affiliate of Holder with notice thereof to the Company.

8.Adjustments to Shares and Exercise Price.

(a)Adjustments for Subdivisions, Combinations, Dividends and Distributions of Common Stock.  If at any time after the date of this Warrant (x) the then outstanding shares of Common Stock shall be subdivided (by stock-split, reclassification or otherwise) or (y) the Company shall issue or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution of additional shares of Common Stock payable on then outstanding shares of Common Stock, then, concurrently with, in the case of clause (x), the effectiveness of such subdivision, and, in the case of clause (y), the issuance or the making of such dividend or other distribution or as of the close of business on such record date (whichever is earlier), the number of Shares (then in effect) shall be increased, and the Exercise Price (then in effect) shall be decreased, in proportion to the increase in the number of then outstanding shares of Common Stock as a result of such subdivision, dividend or distribution of Common Stock, as the case may be.  Notwithstanding the foregoing, if, in the case of clause (y), a dividend is not issued or a distribution is not made on the record date fixed therefor, then the number of Shares (then in effect) and the Exercise Price (then in effect) shall be readjusted to such number and such amount, respectively, as existed immediately prior to the fixing of such record date.  If at any time after the date of this Warrant the then outstanding shares of Common Stock shall be combined (by consolidation, reclassification or otherwise), then, concurrently with the effectiveness of such combination, the number of Shares (then in effect) shall be decreased, and the Exercise Price (then in effect) shall be increased, in

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proportion to the decrease in the number of then outstanding shares of Common Stock as a result of such combination.

(b)Adjustments for Reorganization, Reclassification, Exchange and Substitution.  If the Common Stock shall be converted into or exchanged for the same number or a different number of shares of any class or series of capital stock of the Company other than Common Stock or for other securities or property (whether by reorganization, reclassification or otherwise), then, concurrently with the effectiveness of such conversion or exchange:

(i)this Warrant shall be exercisable for, in lieu of the Shares, such other class or series of capital stock or other securities or property into which or for which the Common Stock was so converted or exchanged, and in such number of shares of such other class or series of capital stock or such amount of other securities or property, as the case may be, that is equivalent to the number of shares of such other class or series of capital stock or such amount of other securities or property into which or for which the Shares would have otherwise been converted or exchanged had they been outstanding at the time of such conversion or exchange;

(ii)the Exercise Price shall be adjusted to equal the quotient obtained from dividing (x) the product of the Shares and the Exercise Price (each as in effect immediately prior to such conversion or exchange) by (y) the number of shares of such other class or series of capital stock or such amount of other securities or property for which this Warrant shall be exercisable pursuant to clause (i) above; and

(iii)appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the terms of this Warrant with respect to the rights and interests of the Holder, to the end that the provisions set forth herein shall be applicable, as nearly as they reasonably may be, in relation to any shares of capital stock or other securities or property deliverable upon the exercise of this Warrant.

(c)Adjustment Upon Issuance of Shares of Common Stock.  If, at any time while this Warrant is outstanding (the “Adjustment Period”), the Company issues or sells, or in accordance with this Section 8 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Exempted Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 8(c)), the following shall be applicable:

(i)Issuance of Options. If, during the Adjustment Period, the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option (such shares of Common Stock issuable upon such exercise of any Option or upon conversion, exercise or exchange of any Convertible Securities, the “Convertible Securities Shares”) is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(c)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (A) the sum of (1) the lowest amount of consideration (if any) received or receivable by the Company with respect to any one Convertible Securities Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (2) the lowest exercise price set forth in such Option for which one Convertible Securities Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible

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Securities issuable upon exercise of any such Option, minus (B) the sum of all amounts paid or payable to the holder of such Option (or any other Person), with respect to any one Convertible Securities Share, upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person), with respect to any one Convertible Securities Share. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Convertible Securities Share or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Convertible Securities Share upon conversion, exercise or exchange of such Convertible Securities.

(ii)Issuance of Convertible Securities. If, during the Adjustment Period, the Company in any manner issues or sells any Convertible Securities (other than Excluded Securities) and the lowest price per share for which one Convertible Securities Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Convertible Securities Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 8(c)(ii), the “lowest price per share for which one Convertible Securities Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to (A) the sum of (1) the lowest amount of consideration (if any) received or receivable by the Company with respect to one Convertible Securities Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (2) the lowest conversion price set forth in such Convertible Security for which one Convertible Securities Share is issuable upon conversion, exercise or exchange thereof, minus (B) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person), with respect to any one Convertible Securities Share, upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person), with respect to any one Convertible Securities Share. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Convertible Securities Share upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this Section 8(c), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii)Change in Option Price or Rate of Conversion. If, during the Adjustment Period, the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant

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are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Convertible Securities Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(c) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(d)Certificate of Adjustment.  Whenever any adjustment is required pursuant to this Section 8, the Company shall, within thirty (30) days of the date on which the circumstances giving rise to the adjustment occurred, prepare and furnish to the Holder a certificate setting forth (x) the number of Shares and the Exercise Price, each as then in effect, (y) each adjustment (showing in detail the facts upon which such adjustment is based) made to the number of Shares and the Exercise Price since the date of this Warrant, and (z) to the extent this Warrant is no longer exercisable for Common Stock, the kind and amount of securities, assets or property for which the Warrant may be exercisable.

9.Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request of the Holder, issue a new warrant of like tenor, provided that the Holder (i) submits an affidavit made to the Company that this Warrant has been lost, stolen or destroyed, as the case may be, (ii) executes an agreement to indemnify the Company from any loss incurred by the Company in connection with this Warrant, and (iii) in the case of a mutilated Warrant, surrenders to the Company such mutilated Warrant.

10.Notice of Certain Events. If a Deemed Liquidation Event shall be effected, then (i) if not expressly exercised pursuant to Section 2 prior to such Deemed Liquidation Event, this Warrant shall be cancelled without any payment therefor immediately prior to the consummation of such Deemed Liquidation Event and Holder’s right to purchase the Shares shall terminate immediately.  The Company shall provide or cause to be provided to the Holder written notice of such event no less than ten (10) business days prior to the consummation of a Deemed Liquidation Event.

11.Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page hereof, or to such email address, or address as subsequently modified by written notice given in accordance with this Section 11.  If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent via email to Odell Girton Siegel LLC, notices@ogslawllc.com, Attn: Robert Odell.

12.No Impairment.  The Company shall not, by amendment of its certificate of incorporation, or through any reclassification, recapitalization event, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

13.Miscellaneous.

(a)Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles.  The substantially

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prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(b)Dispute Resolution. Any dispute arising out of this Warrant shall be resolved by arbitration in accordance with the terms of Section 10(i) of the Note.

(c)Entire Agreement; Amendment; Waiver.  This Warrant (including any exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof.  No modification or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless done in writing and signed by the Company and the Holder. A waiver or consent given by any party to this Warrant on any one occasion is effective only in that instance and shall not be construed as a bar to or a waiver of any right on any other occasion.

(d)Severability.  In case any provision of this Warrant is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Warrant, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it shall be valid, legal, and enforceable to the maximum extent permitted by law.

(e)Counterparts.  This Warrant may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)Headings and Captions.  The headings and captions of various sections of this Warrant are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Common Stock Warrant as of the date first above written.

COMPANY:

SYMBIONT.IO, INC.

/s/ Mark Smith

Mark Smith

CEO

Accepted and agreed:

LM FUNDING AMERICA, INC.

/s/ Bruce Rodgers

Bruce Rodgers

CEO

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EXHIBIT A

EXERCISE FORM

(To be signed only on exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder, _______ shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of:

_________________________________________________________________

(Please print name, address, and tax identification number)

_________________________________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.

The undersigned hereby acknowledges and agrees to be bound by the Adoption Agreement attached hereto as Schedule I and which is incorporated herein.

NAME OF HOLDER OR ASSIGNEE:______________________________________

(Please print)

ADDRESS OF HOLDER

OR ASSIGNEE:_____________________________________________________

SIGNATURE OF HOLDER:_____________________________________________

DATED:__________________

Note:  The above signature must correspond with the name exactly as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever, unless the within Warrant has been assigned

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